EXHIBIT 99.1

CCC INFORMATION SERVICES GROUP INC.

NAMES ANDREW BALBIRER CHIEF FINANCIAL OFFICER

CHICAGO, January 14, 2005 - CCC Information Services Group Inc. (Nasdaq:CCCG) announced today that it has named Andrew G. Balbirer to serve as executive vice president and chief financial officer, effective January 31, 2005. Balbirer succeeds David L. Harbert, the company’s interim chief financial officer, who will complete his assignment on January 31 after transitioning his responsibilities to Mr. Balbirer.

"I would like to take this opportunity to thank Dave for the professionalism and dedication with which he has handled his responsibilities.” Githesh Ramamurthy, chairman and chief executive officer said, “We have truly enjoyed working with Dave and wish him the best in his future endeavors.”

Balbirer, with more than 20 years of senior leadership experience in the consumer packaged goods and marketing services industries, most recently served as chief financial officer of Information Resources, Incorporated, a provider of content and analytic services to consumer packaged goods manufacturers and retailers.

“I am excited to have an executive with Andy’s depth of experience join our management team,” said Ramamurthy. “Andy brings a reputation of proven business and financial skills that will complement our strong finance team. In addition, Andy’s solid line management experience will be an asset for the company as we continue to grow the business,” Ramamurthy added.

“I am delighted to be joining the CCC team. Githesh and the management team have the business well positioned and I look forward to the opportunity to work with them to further enhance shareholder value,” Balbirer said.

Prior to Information Resources, Balbirer held executive positions with Specialty Foods Corporation where he served as chief financial officer as well as CEO and COO for two of their businesses. Balbirer also spent thirteen years with The NutraSweet Company, a division of Monsanto Company, where he served in various roles including chief financial officer and general manager of NutraSweet’s consumer business. Balbirer earned an MBA degree at Northwestern University’s Kellogg Graduate School of Management and a Bachelor of Science degree in business administration at the University of Missouri. He is a certified public accountant.

About CCC

CCC Information Services Inc., headquartered in Chicago, is a leading supplier of advanced software, communications systems, Internet and wireless-enabled technology solutions to the automotive-claims and collision-repair industries. Its technology-based products and services optimize efficiency throughout the entire claims management supply chain and facilitate communication among approximately 21,000 collision-repair facilities, 350 insurance companies, and a range of industry participants. For more information about CCC Information Services Inc., visit our web site at www.cccis.com or contact Patrick Donoghue of CCC at 312-229-2984 or Michelle Hellyar of CCC at 312-229-2830.

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in the Company's filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements. Specific factors that might cause actual results to differ from expectations include, but are not limited to, competition in the automotive claims and collision repair industries, the ability to develop new products and services, the ability to protect trade secrets and proprietary information, the ability to generate the cash flow necessary to meet the Company's obligations, the outcome of certain legal proceedings, and other factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief or expectation only as of the date hereof. The Company has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise any forward-looking statement.

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